UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2017

Centennial Resource Development, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37697	47-5381253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Seventeenth Street, Suite 1800
Denver, Colorado 80202
(Address of principal executive offices, including zip code)

(720) 441-5515
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 25, 2017, Centennial Resource Development, Inc., a Delaware corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”).  Holders of an aggregate of 190,305,112 shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and the Company’s Class C Common Stock, par value $0.0001 per share (together with the Class A Common Stock, the “Common Stock”), as of the close of business on April 12, 2017 were entitled to vote at the Special Meeting, and holders of an aggregate of 157,650,983 shares of Common Stock, or approximately 82.8% of such shares of Common Stock entitled to vote, were present or represented by valid proxy at the Special Meeting.

The following is a brief description of each proposal submitted to a vote at the Special Meeting, as well as the final voting results with respect to each proposal.  For more information about these proposals, please refer to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 19, 2017.

Proposal No. 1 —The NASDAQ Proposal

Stockholders approved, for purposes of complying with the applicable listing rules of The NASDAQ Capital Market, the issuance of 26,100,000 shares of Class A Common Stock upon the conversion of 104,400 shares of the Company’s Series B Preferred Stock, par value $0.0001 per share, that were issued and sold to affiliates of Riverstone Investment Group LLC in private placements, the proceeds of which were used to fund a portion of the cash consideration for Company’s acquisition of the leasehold interests and related upstream assets of Silverback Exploration, LLC and Silverback Operating, LLC (the “NASDAQ Proposal”).  The results of the voting included 156,596,052 votes for the NASDAQ Proposal, 1,044,571 votes against the NASDAQ Proposal and 10,360 abstentions.

Proposal No. 2 — The Adjournment Proposal

A vote on the proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there were insufficient votes for, or otherwise in connection with, the approval of the NASDAQ Proposal, was not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to approve the NASDAQ Proposal.

Item 7.01 Regulation FD Disclosure.

On May 25, 2017, the Company issued a press release announcing the results of the stockholder vote at the Special Meeting, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

99.1	Press Release dated May 25, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

Date: May 25, 2017
	By:	/s/ George S. Glyphis
	Name:	George S. Glyphis
	Title:	Chief Financial Officer, Treasurer and Assistant Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 25, 2017.